EXHIBIT 5




                                                    May 25, 2007


Oncologix Tech, Inc.
2850 Thornhills Ave. SE, Suite 104
Grand Rapids, MI  49546

         RE:  ONCOLOGIX TECH, INC. - REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Oncologix Tech, Inc., a Nevada corporation (the "Company"), in connection with the registration for the offer and sale under the Securities Act of 1933, as amended (the "Act"), of 6,746,684 shares (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock") to be re-sold by certain stockholders of the Company pursuant to a Registration Statement on Form S-3, as amended (the "Registration Statement"), and certain matters relating thereto.

         In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement and the Articles of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are "experts" within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.

         We do not express an opinion on any matters other than those expressly set forth in this letter.

                                            Very truly yours,

                                            /s/  FIRETAG, STOSS & DOWDELL, P.C.
                                            -----------------------------------
                                                 FIRETAG, STOSS & DOWDELL, P.C.